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                                                                    EXHIBIT 99.1

                            ART TECHNOLOGY GROUP, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In thousands, except per share data)
                                    (UNAUDITED)

                                             Three Months Ended          Nine Months Ended
                                        --------------------------   --------------------------
                                          September     September     September     September
                                             30,           30,            30,           30,
                                            2000          1999           2000          1999
                                        ------------  ------------   ------------  ------------
REVENUES:
 Product license                        $     34,233  $      4,461   $     74,291  $      9,372
 Services                                     12,077         3,679         26,220         9,421
                                        ------------  ------------   ------------  ------------

   Total revenues                             46,310         8,140        100,511        18,793
                                        ------------  ------------   ------------  ------------

COST OF REVENUES:
 Product license                                 908             6          2,481            23
 Services                                     10,084         2,602         21,973         6,646
                                        ------------  ------------   ------------  ------------

   Total cost of revenues                     10,992         2,608         24,454         6,669
                                        ------------  ------------   ------------  ------------

   Gross profit                               35,318         5,532         76,057        12,124
                                        ------------  ------------   ------------  ------------

OPERATING EXPENSES:
 Research and development                      4,762         1,710         12,452         4,233
 Sales and marketing                          20,531         4,097         45,922         8,134
 General and administrative                    5,836         1,292         14,525         3,150
 Amortization of deferred compensation           278           304            886           823
                                        ------------  ------------   ------------  ------------

   Total operating expenses                   31,407         7,403         73,785        16,340
                                        ------------  ------------   ------------  ------------

INCOME (LOSS) FROM OPERATIONS                  3,911        (1,871)         2,272        (4,216)
INTEREST INCOME                                2,298           561          6,699           682
INTEREST EXPENSE                                   -           (72)             -          (121)
                                        ------------  ------------   ------------  ------------

   Net Income (loss) before provision          6,209        (1,382)         8,971        (3,655)
   for income taxes

PROVISION FOR INCOME TAXES                     1,200             -          1,700             -
                                        ------------  ------------   ------------  ------------

   Net income (loss)                           5,009        (1,382)         7,271        (3,655)

ACCRETION OF DIVIDENDS, DISCOUNT, AND
  OFFERING COSTS ON PREFERRED STOCK                -        (3,908)             -        (4,395)
                                        ------------  ------------   ------------  ------------

   Net income (loss) available for
   common stockholders                  $      5,009  $     (5,290)  $      7,271  $     (8,050)
                                        ============  ============   ============  ============

Basic net income (loss) per share       $       0.07  $      (0.10)  $       0.11  $      (0.27)
                                        ============  ============   ============  ============

Shares used in computing basic net
   income (loss) per share                    67,254        52,908         67,055        30,354
                                        ============  ============   ============  ============

Diluted net income (loss) per share     $       0.07         (0.10)          0.10         (0.27)
                                        ============  ============   ============  ============

Shares used in computing diluted net
   income (loss) per share                    73,850        52,908         73,361        30,354
                                        ============  ============   ============  ============


                             ART TECHNOLOGY GROUP, INC.
                       CONDENSED CONSOLIDATED BALANCE SHEETS

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                                   (In thousands)
                                    (UNAUDITED)

                                                         September        December
                                                            30,              31,
                                                           2000             1999
                                                       ------------     ------------
 ASSETS

    CURRENT ASSETS:
      Cash and cash equivalents                        $     70,065     $    124,711
      Marketable securities                                  63,965            5,137
      Accounts receivable, net                               33,001           12,539
      Unbilled services                                       1,074              782
      Prepaid expenses and other current assets               3,801            1,908
                                                       ------------     ------------

                    Total current assets                    171,906          145,077

      Property and equipment, net                            16,404            5,465
      Long-term marketable securities                        12,412           19,394
      Intangible and other assets, net                       15,560            7,799
                                                       ------------     ------------

                                                       $    216,282     $    177,735
                                                       ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
      Current maturities of long-term obligations      $      2,250     $      3,000
      Accounts payable                                       11,850           11,285
      Accrued expenses                                       18,454            4,728
      Deferred revenue                                       17,179            8,337
                                                       ------------     ------------

                    Total current liabilities                49,733           27,350
                                                       ------------     ------------

    Deferred income taxes                                     1,015                -
    Long-term obligations, less current maturities            2,500            4,000
                                                       ------------     ------------

    Stockholders' equity                                    163,034          146,385
                                                       ------------     ------------

                                                       $    216,282     $    177,735
                                                       ============     ============